SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 Current Report



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  February 27, 1997

                              Frederick Brewing Co.
               --------------------------------------------------
               (Exact name of Registrant as Specified in Charter)



           Maryland                       0-27800                52-1769647
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(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
       of Incorporation)                                     Identification No.)




               4607 Wedgewood Boulevard, Frederick, Maryland 21703
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                    (Address of Principal Executive Offices)



Registrant's telephone number, including area code:  (301) 694-7899

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.     Other Events.
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          On February 27, 1997, Frederick Brewing Co. (the "Company") executed two Forbearance Agreements with Signet Bank (the "Bank"). The first Forbearance Agreement (the "Blue II Forbearance Agreement") related to the $3.0 million Maryland Economic Development Corporation ("MEDCO") Taxable Economic Development Revenue Bond (the "Blue II Facility") the proceeds of which were, on July 19, 1996, to be loaned to Blue II, LLC, a Maryland limited liability company ("Blue II"), to purchase the land and to construct a new brewery which has been leased to the Company. The other Forbearance Agreement (the "FBC Forbearance Agreement") related to the $1.5 million MEDCO Taxable Economic Development Revenue Bond (the "FBC Facility"), and to a $1.0 million bridge loan from the Bank (the "Bridge Loan"), the proceeds of which were to be loaned to the Company to purchase brewing equipment for the new brewery. The Forbearance Agreements were executed by the Company as a result of an approximately $340,000 difference between the amount of the Blue II Facility and the cost to construct the new brewery as well as a decline in the Company's cash position which resulted from significant weather-related delays during construction, and an approximately $250,000 difference between the FBC Facility and the Bridge Loan and the cost to acquire certain brewing equipment. These so-called "funding deficiencies" caused the Bank to claim that the Bridge Loan was in default and to temporarily cease funding the Blue II Facility and the Bridge Loan as of January 22, 1997 subject to the execution of the Forbearance Agreements. The Forbearance Agreements will facilitate the full funding of the Blue II Facility and the Bridge Loan, as set forth below. During the negotiation of the Forbearance Agreements, work on the new brewery has continued unabated. The Company anticipates that the new brewery will begin production and shipment of beer in March 1997. The Company has issued a press release relating to this matter; see Exhibit 99.1.

         The Blue II Forbearance Agreement recites that Blue II has defaulted under the Blue II Facility due to its failure to cure a funding deficiency thereunder and that an Event of Default has occurred under the Bridge Loan. However, the Bank has agreed, pursuant to the Blue II Forbearance Agreement, to forbear in the exercise of its rights and remedies under the Blue II Facility loan documents and to continue to make loan advances to Blue II to facilitate the completion of the new brewery, provided: (i) no other event of default occurs under the Blue II Facility loan documents, and (ii) Blue II and the Company perform their obligations under the Blue II Forbearance Agreement. The Bank's agreement to forbear from exercising its rights and remedies under the Blue II Facility loan documents and to make advances thereunder are conditioned upon, among other things: (i) Blue II providing to the Bank the amount by which the proceeds of the Blue II Facility will be insufficient to satisfy the unpaid Acquisition Costs (as defined in the Blue II Facility) of the new brewery through final completion of the new brewery (the "Final Net Funding Deficiency"); (ii) the sale by the Company of its Series A 8% Cumulative Convertible Preferred Stock (the "Preferred Stock") to the general contractor of the new brewery in an amount equal to the Final Net Funding Deficiency; (iii) the revision of the Projected Completion Date (as defined in the Blue II Facility) of the new brewery to be March 14, 1997; (iv) the use of certain funds escrowed with the Bank to pay current requisitions for funding under the Blue II Facility; (v) the payment by the Company of all of the Bank's fees and expenses relating to these Forbearance Agreements; and (vi) the waiver by the

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Company of all causes of action against the Bank, MEDCO and the Maryland
Industrial Financial Authority ("MIDFA"). The Bank has agreed to provide a letter to the general contractor prior to its purchase of the Preferred Stock that it will complete the funding of the Blue II Facility upon the general contractor's acquisition of such shares. If Blue II and the Company perform their obligations under the Blue II Forbearance Agreement, the events of defaults recited therein will be deemed by the Bank to have been cured and/or waived. A copy of the Blue II Forbearance Agreement is attached hereto as Exhibit No. 10.1.

         The FBC Forbearance Agreement recites that the Bank by letter dated February 3, 1997, advised the Company that certain events of default have occurred with respect to the FBC Facility, including (i) the occurrence of adverse changes deemed material by the Bank with the respect to the business, assets, operations or financial condition of the Company and (ii) the failure of Blue II to cure the funding deficiency under the Blue II Facility. However, the Bank has agreed, pursuant to the FBC Forbearance Agreement, to forbear in the exercise of its rights and remedies under the FBC Facility loan documents and to continue to make loan advances (up to $250,000 immediately and the remaining loan balance upon the satisfaction of the conditions set forth below) to the Company under the Bridge Loan to facilitate the purchase of the brewing equipment, provided: (i) no other event of default occurs under the FBC Facility loan documents, and (ii) the Company performs its obligations under the FBC Forbearance Agreement. The Bank's agreement to forbear from exercising its rights and remedies under the FBC Facility loan documents and to fund the remaining balance of the Bridge Loan are conditioned upon, among other things:
(i) the maintenance by the Company of Eligible Accounts Receivable (as defined in the FBC Forbearance Agreement) of not less than $100,000 until March 31, 1997 and of not less than $200,000 thereafter, tested twice monthly; (ii) the payment to the Bank of a fee of $25,000 in cash or Company Common Stock; (iii) the execution of an unconditional personal guarantee of the Bridge Loan by the Chief Executive Officer and the President of the Company; (iv) the payment over to the Bank of any proceeds obtained from the sale of the equipment at the old brewery to be held to further collateralize the Bridge Loan; (v) the Bank not having been advised that the Small Business Administration ("SBA") has terminated its commitment to extend a $1.0 million loan to the Company; (vi) the payment by the Company of all of the Bank's fees and expenses relating to the Forbearance Agreements; and (vii) the waiver by the Company of all causes of action against the Bank, MEDCO and MIDFA. If the Company performs its obligations under the FBC Forbearance Agreement, the events of default recited therein will be deemed by the Bank to have been cured and/or waived. A copy of the FBC Forbearance Agreement is attached hereto as Exhibit 10.2.

          The Company has also entered into an agreement with Morgan-Keller, Inc., the general construction contractor of the brewery ("M-K"), pursuant to which the Company would make a final payment to M-K under the construction contract of an amount totaling $1,175,719, a major portion of which would come from remaining loan proceeds under the Blue II Facility (which the Bank has committed to fund), a portion from a Company's escrow account at the Bank which was serving as collateral for the Blue II Facility and $315,000 in cash from the Company. M-K has agreed to purchase 630 shares of the Preferred Stock (as described below) with a purchase price totaling approximately $315,000. The Company has agreed to redeem such shares from M-K if, when and to the extent that: (i) sales of the Preferred Stock result in a capital infusion of more than $1.7 million; and (ii) certain claims of the Company result in a net recovery by the Company. See Exhibit 99.2.

         The Company is currently in the process of raising up to $2.0 million pursuant to a private placement of its Preferred Stock to "accredited investors" as that term is defined by Regulation D promulgated under the Securities Act of 1933, as amended. The following is a brief description of the terms of the Preferred Stock: (i) the number of shares of Preferred Stock being offered is a minimum of 600 shares and a maximum of 4,000 shares;

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(ii) the Preferred Stock will rank senior to the Common Stock with respect to dividend and liquidation rights; (iii) dividends on the Preferred Stock are payable at the annual rate of $40.00 per share per annum, when, as and if declared by the Company's Board of Directors. If not declared, dividends will accumulate and be payable in the future. Full dividends must be paid or set aside on the Preferred Stock before dividends may be paid or set aside on the Company's Common Stock. All dividend payments will be subordinated to the Company's debt obligations, and will be subject to the prior approval of the Bank and the Company's other future lenders. The FBC Forbearance Agreement states that the Bank will not permit dividends to be paid in 1997; (iv) the liquidation preference of the Preferred Stock is $500.00 per share upon voluntary or involuntary liquidation, plus accrued but unpaid dividends (without interest) in either case before any distribution to holders of the Common Stock or any other class of junior stock; (v) the Preferred Stock is non-voting; (vi) each share of the Preferred Stock may be converted into a number of shares of Common Stock upon the demand of the holder at any time after the 365th day following the closing date of the sale of such Preferred Stock ("Closing Date") or immediately preceding any public sale of Common Stock by the Company pursuant to any registration with the Securities and Exchange Commission ("SEC"), whichever is first to occur (the "Conversion Date"), but prior to the mailing of any notice of redemption by the Company subject to the approval of the SEC. The conversion rate used to determine the number of shares into which each share of Preferred Stock is convertible shall equal the formula of $500.00 divided by the product of .83 times the average closing price (the "ACP") of the Common Stock as reported in the Wall Street Journal over the thirty (30) days immediately preceding the Closing Date if the Conversion Date is within two (2) years after the Closing Date; thereafter, the conversion rate will be $500.00 divided by 100% of the ACP. If (i) the ACP were $4.00 and (ii) the Company sold all 3,000 shares of the Preferred Stock offered thereby, the total number of shares of Common Stock into which the Preferred Stock would be convertible would be 453,000 shares, which represented 23.17% of the total number of shares of Common Stock issued and outstanding as of January 29, 1997; (vii) the Preferred Stock may be redeemed at any time after the third anniversary of the Closing Date, by the Company in whole or in part, at $500.00 per share plus unpaid dividends (without interest) upon thirty (30) days' prior notice to the holders of the Preferred Stock. There is no mandatory redemption of the Preferred Stock; (viii) the holders of the Preferred Stock have no right to have the Preferred Stock registered by the Company. The holders of the Common Stock into which the Preferred Stock is convertible will have the right to require the Company to register for sale, after any Conversion Date, all or any portion of such Common Stock in the event and at any time, for a period of the earlier of three (3) years from the date of the issuance of the Preferred Stock or two (2) years from the Conversion Date, if the Company shall register any of its Common Stock with the SEC for sale to the public. These registration rights contain a number of limitations and qualifications; (ix) the Preferred Stock, and the Common Stock into which the Preferred Stock may be converted, will not be listed on any stock exchange or on the Nasdaq Stock Market. No market exists for the Preferred Stock and no market is expected to develop therefor. Moreover, a purchaser's investment in the Preferred Stock (and in the Common Stock into which it is convertible) will be subject to certain restrictions on transferability and resale; and (x) the

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holders of the Preferred Stock will have no rights other than as summarized above and as set forth in the Articles Supplementary to the Company's Articles of Incorporation. See Exhibit 3.0.

         The Company expects to consummate a portion of the private Preferred Stock offering on or before March 7, 1997 and additional sales thereof before April 11, 1997. The sale of the Preferred Stock may be suspended by the Company to obtain stockholder approval, if deemed necessary by the Company, or may be terminated at any time in the Company's sole discretion. The Company may seek to raise additional equity capital in the private or public markets from time to time in the future on terms and conditions to be determined by the Company at such time or times.

         The primary purpose of the private offering of the Preferred Stock is to provide funds for the completion of the new brewery, payment of the offering expenses, the payment of the hiring and training of administrative and sales personnel, and the payment of certain promotional, marketing and advertising expenses. The balance of the net proceeds will be used for working capital and general corporate purposes. The Company may also use a portion of the net proceeds for the acquisition of stock, debt, assets or businesses or products from other brewers or independent third parties that are complementary to those of the Company, although no such acquisitions are planned or being negotiated as of the date of the Company's private placement memorandum, and no portion of the net proceeds has been allocated for such expansion or for any specific acquisition. Pending such uses, the net proceeds of the offering will be invested in short-term, interest or dividend-bearing securities.

         On February 12 and 13, 1997, the Company held an open house at the new brewery for invited guests and the press. The Company issued a press release regarding this event on February 12, 1997, a copy of which is attached hereto as
Exhibit 99.3. There was also a ceremonial outpouring and open house at the new brewery for stockholders of the Company and the public on February 22, 1997.

         The information contained in this Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), and are subject to the safe harbor created by the Reform Act. The words "estimate," "project," "anticipate," "expect," "intend," "believe," "plans," and similar expressions are intended to identify forward-looking statements. Because such forward looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the failure of the Company to perform under the Blue II Forbearance Agreement or the FBC Forbearance Agreement, changes in the Bank's, MEDCO's or MIDFA's position with respect to the Blue II Facility or the FBC Facility, the ability of the Company to consummate the sale of the Preferred Stock, changes in general economic and business conditions, changes in business strategies and other factors as set forth in the Company's final Prospectus dated March 5, 1996, its Form 10-QSB for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, and as set forth in Exhibit 99.4 attached hereto.

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Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.
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      (a)   No financial statements are required.

      (b)   No pro forma financial information is required.

      (c)   Exhibits:     3.0... Draft of Articles Supplementary to the Amended
            ---------            and Restated Articles of Incorporation.
                         10.1... Blue II Forbearance Agreement.
                         10.2... FBC Forbearance Agreement.

                         99.1... Press release dated February 27, 1997. 99.2... Agreement between the Company and Morgan-
                                 Keller, Inc. dated February 27, 1997.
                         99.3... Press release dated February 12, 1997. 99.4... Safe Harbor Under the Private
                                 Securities Litigation Reform
                                 Act of 1995.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                FREDERICK BREWING CO.



                                                 By: /s/ Kevin E. Brannon
                                                     ------------------------
                                                     Kevin E. Brannon
                                                     Chief Executive Officer



Dated:   February 27, 1997

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